Exhibit 99.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-140048 and 333-140049 on Form S-3 and Registration Statement No. 333-139661 on Form S-8 of Spectra Energy Corp, of our report dated April 2, 2007 (August 1, 2007 as to the segment change described in Notes 3 and 9), relating to the financial statements and financial statement schedule of Spectra Energy Capital, LLC (formerly Duke Capital LLC and subsidiaries), (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the adoption of a new accounting standard and the contribution of the member’s equity of Spectra Energy Capital, LLC by its parent, Duke Energy Corporation, to Spectra Energy Corp as a result of Duke Energy Corporation’s spin-off of the natural gas businesses effective January 2, 2007) appearing in this Current Report on Form 8-K of Spectra Energy Corp.

/s/    Deloitte & Touche LLP

Houston, Texas

August 1, 2007